Exhibit 1

BORROWING NOTICE AND ACKNOWLEDGMENT

This Borrowing Notice and Acknowledgment (the “Borrowing Notice”), dated as of May 18, 2012, is made in accordance with Section 5.2 of that certain Notes and Warrants Purchase Agreement (the “Agreement”), dated as of April 10, 2012, by and among ChinaCast Education Corporation, a Delaware corporation (the “Company”), and the Purchasers named therein. All capital terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Whereas, the Company is need of more funds to pursue legal options to recover the assets that it believes have been misappropriated from the Company (as disclosed in the Company’s recent public filings), and other corporate purposes; and

Whereas, in consideration for the Purchasers making available the Subsequent Advance pursuant to this Borrowing Notice, the Company has agreed to change from $4 to $1 the exercise price for all Warrants (as defined in the Agreement) issued in connection with both (i) the Advance made on the date of the Agreement in accordance with Section 5.1 thereof and (ii) the Subsequent Advance provided for hereof;

Now, therefore, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below:

1.	Subsequent Advance Request. The Company requests a Subsequent Advance from each of the Purchasers in the principal amount stated on the Subsequent Advance Schedule of Purchasers hereof, in accordance with Section 5.2 of the Agreement.

2.	Sale and Purchase. Subject to the terms and conditions of the Agreement, the Company hereby sells, transfers and assigns to each Purchaser the aggregate principal amount of the Note set forth opposite such Purchaser’s name in the Subsequent Advance Schedule of Purchasers hereof and each Purchaser hereby purchases from the Company the aggregate principal amount of the Note set opposite such Purchaser’s name in the Subsequent Advance Schedule of Purchasers hereof.

3.	Purchase Price. At the Subsequent Advance Closing (as hereinafter defined), each Purchaser shall pay to the Company the U.S. dollar amount set opposite such Purchaser’s name in the Subsequent Advance Schedule of Purchasers hereof by wire transfer of immediately available U.S. dollar funds to the bank account designated in writing by the Company to each Purchaser prior to the Subsequent Advance Closing.

4.	Subsequent Advance Closing. The closing (the “Subsequent Advance Closing”) of the purchase and sale of the Notes purchased pursuant to Section 2 hereof shall occur concurrently with the execution and delivery of this Borrowing Notice. The Subsequent Advance Closing shall take place remotely via the exchange of documents and signatures or at such location as may be mutually acceptable by the parties. Concurrently with or immediately following the Subsequent Advance Closing, each of the Company and the Purchasers shall execute and deliver the Note(s) purchased pursuant to Section 2 hereof to which it is party. Each of the Purchasers waives the provision under Section 5.2 of the Agreement that the Company would not deliver the Borrowing Notice until after May 25, 2012.

5.	Warrants. As soon as practicable after the date hereof, the Company shall issue to each Purchaser the number of Warrants stated on the Subsequent Advance Schedule of Purchasers hereof. The Company agrees that, in lieu of the exercise price terms set forth under Section 4.2 of the Agreement, each Warrant that it issues pursuant to the Schedule of Purchasers in the Agreement and the Subsequent Advance Schedule of Purchasers hereof shall be convertible into one share of the Company’s Common Stock at an exercise price of $1.00 per share (which exercise price shall not be subject to any adjustment mechanism).

6.	Acknowledgement of Possible Additional Purchasers. Each of the Purchasers acknowledges that the Company may:

a.	issue to additional purchasers notes and warrants that have substantially the same terms as the Notes and Warrants issued pursuant to this Borrowing Notice, subject to the provisions of Section 6 of the Notes;

b.	enter into notes and warrants purchase agreements with one or more of these additional purchasers on substantially the same terms as the Agreement; and

c.	enter into registration rights agreements with one or more of these additional purchasers on substantially the same terms as the New Piggy-Back Rights Agreement to be entered into pursuant to Section 4.3 of the Agreement, which may provide such additional purchasers with the same piggy-back rights (but not the demand rights) as provided to Fir Tree under the New Fir Tree Registration Rights Agreement. The registration rights agreements entered into with these new additional purchasers, the New Fir Tree Registration Rights Agreement and the New Piggy-Back Registration Rights Agreement may be contained in one and the same document.

7.	Representations and Warranties. The Company represents and warrants that as of the date of this Borrowing Notice,

a.	no Default (as defined under the Notes) has occurred and is continuing; and

b.	each of the representations and warranties contained in Section 5 of the Notes is true and correct.

8.	Notice. Henceforth, any notice to be provided to the Company in accordance with Section 6.2(b) of the Agreement should be delivered to the following address:

ChinaCast Education Corporation

Room 701A, Building A, Golden Eagle Mansion

80 Hanxiao Road, Pudong

Shanghai 200437 China

Attention: Doug Woodrum

Fax: +(86) 21 6105 3354*8004

9.	Miscellaneous. This Borrowing Notice is governed by the laws of the State of New York. This Borrowing Notice and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Borrowing Notice may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Borrowing Notice by such party.

[Signature pages next]

Executed and agreed to on the date first written above by:

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Name:	Doug Woodrum
Title:	Chief Financial Officer

Acknowledged and agreed to by the Purchasers on the date first written above by:

Fir Tree Value Master Fund, L.P.

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

Fir Tree Capital Opportunity Master Fund, L.P.

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	General Counsel

Lake Union Capital Fund, LP

By:	/s/ Michael Self
Name:	Michael Self
Title:	Managing Member of the General Partner

Lake Union Capital TE Fund, LP

By:	/s/ Michael Self
Name:	Michael Self
Title:	Managing Member of the General Partner

MRMP Managers LLC

By:
Name:
Title:

Harkness Trust

By:	/s/ Theodore H. Ashford
Name:	Theodore H. Ashford
Title:	Trustee

Ashford Capital Management, Inc. w/ discretion f.b.o.

Ashford Capital Partners, L.P.

By:	/s/ Theodore H. Ashford III
Name:	Theodore H. Ashford III
Title:	C.E.O, President & CIO, Ashford Capital Management, Inc.

Ashford Capital Management, Inc. w/ discretion f.b.o.

Anvil Investment Associates, L.P.

By:	/s/ Theodore H. Ashford III
Name:	Theodore H. Ashford III
Title:	C.E.O, President & CIO, Ashford Capital Management, Inc.

Columbia Pacific Opportunity Fund, L.P.

By:
Name:
Title:

SUBSEQUENT ADVANCE SCHEDULE OF PURCHASERS

Purchaser	Principal Amount of Note	Purchase Price	Number of Warrants
Fir Tree Value Master Fund, L.P.	$406,668.00	$406,668.00	203,334
Fir Tree Capital Opportunity Master Fund, L.P.	$77,263.50	$77,263.50	38,632
Lake Union Capital Fund, LP	$141,026.00	$141,026.00	70,513
Lake Union Capital TE Fund, LP	$8,974.00	$8,974.00	4,487
MRMP Managers LLC	$60,000.00	$60,000.00	30,000
Harkness Trust	$8,750.00	$8,750.00	4,375
Ashford Capital Partners, L.P.	$188,500.00	$188,500.00	94,250
Anvil Investment Associates, L.P.	$80,000.00	$80,000.00	40,000
Columbia Pacific Opportunity Fund, L.P.	$125,000.00	$125,000.00	62,500
Total:	$1,096,181.50	$1,096,181.50	548,091